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                                                                     EXHIBIT 2.1

                   AGREEMENT AND PLAN OF CORPORATE SEPARATION
                   AND REORGANIZATION FOR QK HEALTHCARE, INC.

         Agreement made as of            , 1999 among Quality King Distributors,
Inc., a New York corporation (the "Company"), and each of Stephen Nussdorf and Arlene Nussdorf as Trustees U/D Glenn Nussdorf Trusts dated November 1, 1998 and November 2, 1998, Glenn Nussdorf and Arlene Nussdorf, Trustees U/D Stephen Nussdorf Trusts dated November 1, 1998 and November 2, 1998 and Stephen Nussdorf and Glenn Nussdorf, Trustees U/D Arlene Nussdorf Trusts dated November 1, 1998 and November 2, 1998 (collectively, the "Shareholders").

                                    RECITALS

         A. The Shareholders will be the owners of all of the issued and outstanding stock of the Company on the Closing Date (as hereinafter defined).

         B. The Company has been engaged for more than five years in the business of distributing pharmaceutical products (the "Pharmaceutical Business") and the business of distributing groceries, hair care products and health and beauty products (the "Other Business").

         C. A separation of the Pharmaceutical Business from the Other Business is deemed advisable by the parties.

         D. The Company has received a ruling by the Internal Revenue Service to the effect that the transactions herein agreed upon will qualify as a tax-free exchange and distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the obligations of the parties pursuant hereto, the parties hereto agree as follows.

         1. Separation of Businesses. The Company having received a ruling by the Internal Revenue Service to the effect that the transactions herein agreed upon will qualify as a tax-free exchange and distribution under Section 355 of the Internal Revenue Code of 1986, as amended, the Company's Pharmaceutical Business and Other Business will be separated in the manner provided for herein.

         2. New Corporation. The Company has formed a corporation under the laws of Delaware, QK Healthcare, Inc. (the "New Company"), with the powers and capitalization set out in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.

         3. Transfer of Pharmaceutical Business. In exchange for all of the authorized shares of the New Company, the Company shall transfer the following assets of the Pharmaceutical Business, as more fully described in Exhibit B, subject to the liabilities allocable to the Pharmaceutical Business as listed in Exhibit C:

         a.  All of the inventory of the Pharmaceutical Business;
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         b. All equipment and leasehold improvements upon the site on which the
Pharmaceutical Business is operated;

         c. All vehicles, trademarks, trade names, lists of customers and other assets identified with the Pharmaceutical Business;

         d. All the software used by the Company in the operation of the Pharmaceutical Business;

         e. Working capital equal to [ ].


         4. Sublease. On the Closing Date the Company will deliver or cause to be delivered to the New Company a sublease for the premises from which the Pharmaceutical Business is conducted, substantially in the form of Exhibit D attached hereto.


         5. Credit Facility. On the Closing Date, the New Company will assume a portion equal to $_______ of the Company's current revolving credit facility and the New Company shall execute and deliver the appropriate documentation evidencing its status as a co-borrower under such facility. The Company shall negotiate a credit facility in the aggregate principal amount of at least $325 million for the New Company on similar or better terms than the Company's existing Credit Facility (the "New Credit Facility"), such facility to be effective as of the Closing Date.

         6. Distribution. Promptly after the transfers, delivery and execution of documents provided for in Sections 3, 4 and 5 herein, the Company shall distribute all of its stock in the New Company to the Shareholders, in proportion to their ownership of stock in the Company.

         7. Further Instruments. Each party shall execute and deliver such further instruments as may be reasonably requested by any other party to carry out the purpose and intent of this Agreement, including but not limited to, the following:


         a. Indemnification, Noncompetition and Tax Cooperation Agreement among the Company, the New Company and Pro's Choice Beauty Care, Inc., substantially in the form of Exhibit E attached hereto.


         b. Support Services Agreement between the Company and the New Company substantially in the form attached hereto as Exhibit F.


         8. Closing. The transfers contemplated by this Agreement shall take place at the offices of Edwards & Angell, LLP, 750 Lexington Ave., New York, New York 10022 on or about _______________, 1999 (the "Closing Date").

         9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, except those contemplated hereunder or not inconsistent herewith.

         10. Governing Law. This Agreement has been executed in the State of New York and shall be governed by the laws thereof.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                             QUALITY KING DISTRIBUTORS, INC.


                                             By:______________________
                                                Name:
                                                Title:


                                             U/D GLENN NUSSDORF TRUST DATED
                                                    NOVEMBER 1, 1998

                                             By:_________________________
                                                Arlene Nussdorf, Trustee


                                             By: _________________________
                                                 Stephen Nussdorf, Trustee


                                             U/D GLENN NUSSDORF TRUST DATED
                                                    NOVEMBER 2, 1998

                                             By:_________________________
                                                Arlene Nussdorf, Trustee


                                             By: _________________________
                                                 Stephen Nussdorf, Trustee
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                                              U/D STEPHEN NUSSDORF TRUST DATED
                                                     NOVEMBER 1, 1998

                                              By:_________________________
                                                 Arlene Nussdorf, Trustee


                                              By: _________________________
                                                  Glenn Nussdorf, Trustee

                                              U/D STEPHEN NUSSDORF TRUST DATED
                                                     NOVEMBER 2, 1998

                                              By:_________________________
                                                 Arlene Nussdorf, Trustee


                                              By: _________________________
                                                  Glenn Nussdorf, Trustee


                                              U/D ARLENE NUSSDORF TRUST DATED
                                                     NOVEMBER 1, 1998

                                              By:_________________________
                                                 Glenn Nussdorf, Trustee


                                              By: _________________________
                                                  Stephen Nussdorf, Trustee


                                              U/D ARLENE NUSSDORF TRUST DATED
                                                     NOVEMBER 2, 1998

                                              By:_________________________
                                                 Glenn Nussdorf, Trustee


                                              By: _________________________
                                                  Stephen Nussdorf, Trustee